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Exhibit 23.1



                        INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Registration Statement of DPEC, INC. on Form S-1 of our report dated October 26, 1999, appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



Deloitte & Touche LLP
Columbus, Ohio

October 27, 1999